UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2025

Silvaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42043	27-1503712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Silvaco Group Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2025, Silvaco Group, Inc. (the “Company”) announced that its Board of Directors (the “Board”) and Dr. Babak A. Taheri had mutually agreed that Dr. Taheri would step down as the Company’s Chief Executive Officer. The decision of the Company and Dr. Taheri was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices. On August 21, 2025, the Board appointed Dr. Walden C. Rhines, as the Company’s Chief Executive Officer.

In connection with his separation, on August 22, 2025, the Company and Dr. Taheri entered into a Separation Agreement and Release (the “Separation Agreement”), a copy of which is filed as Exhibit 10.1 hereto, pursuant to which Dr. Taheri resigned as Chief Executive Officer and member of the Board, effective as of August 19, 2025. Under the Separation Agreement Dr. Taheri will receive the severance payments and benefits otherwise payable to him under the Company’s Executive Severance Plan, dated February 20, 2024 (the “Plan”), and certain additional benefits as agreed between Dr. Taheri and the Company, which include (a) aggregate cash severance payments of $975,484, which is equal to 18 months’ annual base salary plus pro-rata target annual bonus; (b) payment of the Company’s portion of Dr. Taheri’s health and welfare benefit costs pursuant to COBRA for 15 months; (c) accelerated vesting of 126,161 unvested, time-based restricted stock units; (d) 12 months of car lease payments, totaling $12,000; and (e) payment of Dr. Taheri’s 2025 life insurance premium, totaling $20,000, to be paid directly to the insurance company. The Separation Agreement provides that Dr. Taheri will remain bound by the restrictive covenants (including those related to confidentiality, non-disparagement, and employee non-solicitation) contained therein and within his Proprietary Information and Inventions Agreement, dated July 13, 2021. The Separation Agreement contains other customary terms and conditions, including a release by Dr. Taheri of any claims against the Company.

Dr. Rhines, age 78, has served as a non-employee member of the Company’s Board since September 2022. He is the former President and Chief Executive Officer of Cornami, Inc., a fabless semiconductor company, where he served for over five years. He also previously served as President and Chief Executive Officer of Mentor Graphics Corporation, an electric design automation software and hardware solutions acquired by Siemens AG in 2017, for 23 years, and as Executive Vice President of the Semiconductor Group of Texas Instruments Incorporated for 21 years.

In connection with his appointment as the Company’s Chief Executive Officer, on August 25, 2025, the Company and Dr. Rhines entered into an employment agreement (the “Employment Agreement”), a copy of which is filed as Exhibit 10.2 hereto. The Employment Agreement includes a term beginning on August 19, 2025 until March 31, 2027 (the “Term”). Pursuant to the Employment Agreement, Dr. Rhines will receive an annual base salary of $160,000, and he will be eligible to receive grants of unvested performance-based restricted stock units (“PRSUs”) under the Company’s 2024 Stock Incentive Plan upon the achievement of trading price levels of the Company’s common stock based on specified volume-weighted average price thresholds, with grant-date fair values ranging from $100,000 to an aggregate value of $6,252,636, which will vest following Dr. Rhines’ employment through the end of the Term. In the event of (x) Dr. Rhines’ termination by the Company or Dr. Rhines’ voluntary resignation following a material breach of the Employment Agreement by the Company which is not cured within 30 days after Dr. Rhines provides written notice of such breach, in each case, prior to March 31, 2027, or (y) the termination of Dr. Rhines’ employment as of March 31, 2027 following the non-extension of Dr. Rhines’ services as Chief Executive Officer of the Company, Dr. Rhines will be entitled to receive a lump-sum severance payment based on the length of his employment as Chief Executive Officer with the Company, ranging from $500,000 for six (6) months to $1,000,000 for 12 months or more, and accelerated vesting of all outstanding grants of his PRSUs, subject to Dr. Rhines’ execution and nonrevocation of a release of claims in favor of the Company and continued compliance with restrictive covenants.

Dr. Rhines does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Dr. Rhines has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Dr. Rhines that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing descriptions of the Separation Agreement and Employment Agreement are qualified in their entirety by reference to the full text of the agreements included as exhibits hereto.

Item 7.01 Regulation FD Disclosure.

On August 21, 2025, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release, by and between Dr. Babak A. Taheri and Silvaco Group, Inc. dated August 22, 2025
10.2	Employment Agreement, by and between Dr. Walden C. Rhines and Silvaco Group, Inc. dated August 25, 2025
99.1	Press release issued by Silvaco Group, Inc., dated August 21, 2021.

*	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVACO GROUP, INC.

Date: August 26, 2025	By:	/s/ Candace Jackson
Candace Jackson
SVP, General Counsel and Corporate Secretary